UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On April 27, 2007, Cummins Inc. ("Cummins," "the Company," "our," or "we") issued the attached press release reporting its financial results for the first quarter of 2007 and revised financial guidance for full-year 2007. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99-Press Release dated April 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2007

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
(317) 903-6999 (mobile)
mark.d.land@cummins.com

 For Immediate Release
April 27, 2007

Global customer demand, improved cost structure drive Cummins' strong first-quarter performance

 Power Generation and Distribution results more than offset impact of emissions regulation changes; company increases 2007 profit guidance

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today announced strong first quarter earnings, led by significant sales growth in almost every market. The first-quarter performance demonstrated the benefits of the Company's ongoing effort to lower its cost structure and to diversify its business beyond the North American heavy-duty truck engine market.

The heavy-duty truck market - still the Company's largest - declined, as expected, due to lower truck sales resulting from new diesel emissions standards. However, results from Cummins' other operations led the Company to higher sales and net income for the quarter.

For the quarter, the Company reported sales of $2.82 billion, up 5.2 percent from $2.68 billion during the same period in 2006. Net income of $143 million ($1.42 per diluted share) increased 5.9 percent from $135 million ($1.35 per diluted share), due to the Company's focus on strengthening its balance sheet and lowering costs. All earnings per share amounts reflect the two-for-one stock split distributed on April 9, 2007.

Earnings before interest and taxes (EBIT) decreased 4.7 percent to $243 million during the first quarter. This reflects lower sales in the North American heavy-duty truck market, investment in global growth opportunities and costs associated with introducing 2007 emissions-compliant products.

"Despite the predicted decline in the North American heavy-duty truck market, we achieved outstanding results in the first quarter," said Tim Solso, Cummins Chairman and Chief Executive Officer.  "These results show our strategy is working, and we expect that type of performance to continue the rest of this year and beyond.

"We did what we said we would do - continued to deliver superior products and service to our customers, even in the face of significant changes to U.S. emissions regulations. Despite our outstanding performance in the first quarter, we don't intend to relax. We remain committed to making the 2007 product launch cycle the best in our history and we are focused on controlling our costs and providing the best possible products and service."

Based on the Company's first-quarter results and updated forecast for the rest of the year, Cummins today also announced that it has increased its full-year profit guidance to $6.00 - $6.50 a share, up from $5.50 - $5.75 a share.

Cummins Power Generation continued its strong performance by reporting record sales and Segment EBIT during the quarter. The business saw a significant increase in demand for its commercial generator sets and alternators around the world - most notably in North America, India and the Middle East. Consumer sales also improved and more growth is expected in future quarters from sales of portable generator sets and auxiliary power units for commercial trucks.

The Company's Distribution business performed well during the quarter, with Segment EBIT increasing 26 percent from the same period in 2006 to $39 million.  The segment enjoyed strong gains for engine sales in Europe, for generator sets in Europe and the South Pacific and for parts in Europe. Additionally, income from the Company's distributor joint ventures nearly doubled, driven in part by an increase in orders for power generation equipment in North America.

Sales to the North American heavy and medium-duty truck engine markets fell due to the change in emissions standards. Despite the decrease, the Company's ability to produce new emission-certified engines from the beginning of the year resulted in market share gains with some customers, and an improved cost structure allowed the heavy-duty business to remain profitable. Additionally, the Company showed significant strength in international on-highway engine markets as well as in global industrial markets during the quarter.

Capital spending for both the Company and its manufacturing joint ventures is expected to increase significantly in 2007, with the majority going to support growth in current products or expansion into new products.

A few examples of current or planned capital spending programs:

  Additional fuel system assembly capacity in the U.S., Mexico and China.
  Expansion of exhaust aftertreatment assembly in the U.S.
  Expanded turbocharger capacity in the U.S., China and India.
  Increased high-horsepower machining and assembly capacity in the United Kingdom and India.
  New light-duty diesel engine manufacturing and assembly in the United States and China.

"Even as Cummins continues to focus on 2007, the Company has committed to investing in profitable future growth opportunities around the world," Solso said.

First quarter details

Engine Segment
Sales of $1.76 billion were 3 percent lower than the same period in 2006, while Segment EBIT declined by 28 percent to $128 million, or 7.3 percent of sales.  Global heavy-duty truck engines shipments decreased 45 percent, while global medium-duty truck engine shipments decreased 7 percent. Shipments to the global construction markets increased 25 percent, while oil and gas shipments jumped 11 percent.

Power Generation Segment
Sales, Segment EBIT and return on sales reached all-time highs.  Sales of $675 million were a 26 percent increase from the same period in 2006, while Segment EBIT rose 71 percent to $77 million, or 11.4 percent of sales. Commercial generator sales rose 27 percent and alternator sales increased 43 percent, as both markets showed strength in almost all geographic areas. Consumer sales improved by 7 percent, aided by the introduction of portable generator sets.

Distribution Segment
Sales fell 2 percent to $309 million, due to changes in reporting for a North American distributor joint venture. Excluding the reporting change, sales rose 12 percent compared to the first quarter of 2006. Segment EBIT of $39 million, or 12.6 percent of sales, increased 26 percent from the same period in 2006.

Components Segment
Sales rose 18 percent to $657 million, while Segment EBIT declined 23 percent to $24 million, or 3.7 percent of sales. Significantly stronger results in the Company's exhaust aftertreatment business were more than offset by the expected decline in heavy-duty volumes in the Fuel Systems division and higher material and new product costs in the Company's Turbo Technologies division.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release.  EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $715 million on sales of $11.4 billion in 2006. Press releases can be found on the Web at www.cummins.com.

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three months ended
	April 1,	April 2,	December 31,
	2007	2006	2006
	Millions (except per share amounts)
Net sales	$2,817	$2,678	$3,033
Cost of sales	2,265	2,112	2,397
Gross margin	552	566	636

Operating expenses and income
Selling and administrative expenses	283	268	300
Research and engineering expenses	80	82	78
Investee equity, royalty and other income	36	31	35
Other operating (expenses) income, net	(2)	1	3

Operating earnings	223	248	296

Interest income	11	9	14
Interest expense	16	27	20
Other income (expenses), net	9	(2)	(7)
Earnings before income taxes and minority interests	227	228	283

Provision for income taxes	75	85	80
Minority interests in earnings of consolidated subsidiaries	9	8	14
Net earnings	$143	$135	$189

Earnings per common share (b)
Basic	$1.43	$1.52	$1.89
Diluted	$1.42	$1.35	$1.87

Cash dividends declared per share	$0.18	$0.15	$0.18

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

(b)    All per share amounts reflect the two-for-one stock split distributed April 9, 2007.
 Certain reclassifications have been made to 2006 amounts to conform to the 2007 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	April 1,	December 31,
	2007	2006
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$521	$840
Marketable securities	69	95
Receivables, net	1,917	1,767
Inventories	1,563	1,393
Other current assets	393	393
Total current assets	4,463	4,488
Long-term assets
Property, plant and equipment, net	1,541	1,574
Investments in and advances to equity investees	378	345
Goodwill	369	356
Other intangible assets, net	141	128
Other assets	556	574
Total assets	$7,448	$7,465

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$82	$164
Accounts payable	1,230	1,104
Other accrued expenses	973	1,131
Total current liabilities	2,285	2,399
Long-term liabilities
Long-term debt	613	647
Other liabilities	1,360	1,363
Total liabilities	4,258	4,409

Minority interests	253	254
Shareholders' equity (b)
Common stock, $2.50 par value, 150 shares authorized, 110.2 and 110.0 shares issued	275	137
Additional paid-in capital	1,368	1,500
Retained earnings	2,134	2,009
Treasury stock, at cost, 5.9 and 5.8 shares	(222)	(212)
Common stock held in trust for employee benefit plans, 3.8 and 3.8 shares	(92)	(92)
Unearned compensation	(13)	(14)
Accumulated other comprehensive loss	(513)	(526)
Total shareholders' equity	2,937	2,802
Total liabilities, minority interests and shareholders' equity	$7,448	$7,465

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

(b)    All share amounts reflect the two-for-one stock split distributed April 9, 2007.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	April 1,	April 2,
	2007	2006
	Millions
Net cash (used in) provided by operating activities	$(113)	$18

Cash flows from investing activities
Capital expenditures	(48)	(52)
Investments in internal use software	(13)	(12)
Proceeds from the disposal of property, plant and equipment	2	22
Investments in and advances to equity investees	(17)	-
Acquisition of businesses, net of cash acquired	(20)	-
Investments in marketable securities-acquisitions	(68)	(38)
Investments in marketable securities-liquidations	94	42
Other, net	(3)	-
Net cash used in investing activities	(73)	(38)
Cash flows from financing activities
Proceeds from borrowings	4	19
Payments on borrowings and capital lease obligations	(101)	(64)
Dividend payments on common stock	(19)	(14)
Proceeds from issuing common stock	2	4
Repurchases of common stock	(13)	(36)
Other, net	(8)	7
Net cash used in financing activities	(135)	(84)
Effect of exchange rate changes on cash and cash equivalents	2	1
Net decrease in cash and cash equivalents	(319)	(103)
Cash and cash equivalents at beginning of year	840	779
Cash and cash equivalents at end of period	$521	$676

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Non-segment items(1)	Total
	Millions
Three months ended April 1, 2007
External sales	$1,522	$531	$455	$309	$-	$2,817
Intersegment sales	243	144	202	-	(589)	-
Net sales	1,765	675	657	309	(589)	2,817
Investee equity, royalty and other income	17	3	(1)	17	-	36
Interest income	8	2	1	-	-	11
Segment EBIT	128	77	24	39	(25)	243

Three months ended April 2, 2006
External sales	$1,599	$411	$355	$313	$-	$2,678
Intersegment sales	222	125	200	4	(551)	-
Net sales	1,821	536	555	317	(551)	2,678
Investee equity, royalty and other income	17	3	2	9	-	31
Interest income	7	1	-	1	-	9
Segment EBIT	179	45	31	31	(31)	255

Three months ended December 31, 2006
External sales	$1,742	$515	$394	$382	$-	$3,033
Intersegment sales	210	143	205	4	(562)	-
Net sales	1,952	658	599	386	(562)	3,033
Investee equity, royalty and other income	16	2	1	16	-	35
Interest income	11	2	1	-	-	14
Segment EBIT	181	62	23	39	(2)	303

(1) Includes intercompany eliminations and unallocated corporate expenses.

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three Months Ended
	April 1,	April 2,	December 31,
	2007	2006	2006
	Millions
Segment EBIT	$243	$255	$303
Less:
Interest expense	16	27	20
Earnings before income taxes and minority interests	$227	$228	$283

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended
	April 1,	April 2,	December 31,
	2007	2006	2006
	Millions
Earnings before interest expense, income taxes and minority interests	$243	$255	$303

EBIT as a percentage of net sales	8.6%	9.5%	10.0%

Less:
Interest expense	16	27	20
Provision for income taxes	75	85	80
Minority interests in earnings of consolidated subsidiaries	9	8	14
Net earnings	$143	$135	$189

Net earnings as a percentage of net sales	5.1%	5.0%	6.2%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

 Cash from operations excluding pension contributions

	For the three months ended
	April 1,	April 2,
	2007	2006
Cash (used in) provided by operations	$(113)	$18
Add back: pension contributions	61	41
Cash (used in) provided by operations excluding pension contributions	$(52)	$59

We believe cash (used in) provided by operations excluding pension contributions is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to funding decisions.  This measure is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended
	April 1,	April 2,	December 31,
	2007	2006	2006
	Millions (except per share amounts)
Net earnings for basic EPS	$143	$135	$189
Interest on junior convertible subordinated debentures, net of tax	-	3	-
Net earnings for diluted EPS	$143	$138	$189
Weighted-average common shares outstanding:
Basic	100.0	88.7	100.2
Dilutive effect of stock compensation awards	0.5	0.7	0.9
Dilutive effect of junior convertible subordinated debentures	-	12.6	-
Diluted	100.5	102.0	101.1
Earnings per common share:
Basic	$1.43	$1.52	$1.89
Diluted	$1.42	$1.35	$1.87

      The Board of Directors authorized a two-for-one split of Cummins stock on March 8, 2007, which was distributed on April 9, 2007, to shareholders of record as of March 26, 2007. All share and per share amounts have been adjusted to reflect the two-for-one stock split.

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings for the interim reporting periods was as follows:

	Three months ended
	April 1,	April 2,	December 31,
	2007	2006	2006
	Millions
Dongfeng Cummins Engine Company, Ltd	$6	$5	$3
North American distributors	15	9	14
Cummins Mercruiser	3	1	2
Chongqing Cummins	5	3	2
Tata Cummins	2	3	3
Fleetguard Shanghai	1	1	1
All others	1	4	5
Cummins share of net earnings	33	26	30
Royalty and other income	3	5	5
Investee equity, royalty and other income	$36	$31	$35

 NOTE 3.  PROVISION FOR INCOME TAXES

Our tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings, export tax benefits and research tax credits.

Our effective tax rate for the three months ended April 1, 2007, was 33.0 percent.  Our effective tax rate for the three months ended April 2, 2006, was 37.3 percent.  The effective tax rate for the three months ended April 2, 2006, was higher than 35 percent due to a tax bill passed in Indiana during March 2006 that has the effect of lowering our effective tax rate in Indiana over time.  As a result, our first quarter 2006 tax provision includes a $12 million charge, or $0.12 per share, to adjust deferred tax assets to their ultimate expected realizable value based upon this action.

NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows for the three months ended April 1, 2007 and April 2, 2006, was $68 million and $74 million, respectively.

NOTE 5.  SHIPPING AND HANDLING COSTS

Our shipping and handling costs are expensed as incurred. Those shipping and handling costs associated with operations of our inventory distribution centers and warehouse facilities were previously classified as "Selling and administrative expenses" in our Condensed Consolidated Statements of Earnings.  In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs," we previously disclosed the amount of shipping and handling costs included as "Selling and administrative expenses" in the notes to our consolidated financial statements.  Beginning January 1, 2007, we revised our accounting policy and all shipping and handling costs are now classified as "Cost of sales."  This presentation is more consistent with current industry practice.  For purposes of comparability, the $33 million previously classified as "Selling and administrative expenses" in 2006 has been adjusted retrospectively to apply the new method.  This change had no impact on operating earnings, EBIT, net earnings, or earnings per share.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL STATEMENTS OF EARNINGS INFORMATION
(Unaudited)

Shipping and handling costs associated with operations of our inventory distribution centers and warehouse facilities were previously classified as "Selling and administrative expenses" in our Consolidated Statements of Earnings.  In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs," we previously disclosed the amount of shipping and handling costs included as "Selling and administrative expenses" in the notes to our consolidated financial statements.  Beginning January 1, 2007, we revised our accounting policy and all shipping and handling costs are classified as "Cost of sales." This presentation is more consistent with current industry practice. For purposes of comparability, amounts previously classified as "Selling and administrative expenses" in previous periods have been adjusted retrospectively to apply the new method. The Consolidated Statements of Earnings for each of the quarterly periods in 2006 and for the 2006 and 2005 annual periods with all shipping and handling costs included in "Cost of sales" follows:

	For the three months ended				For the years ended
	April 2,	July 2,	October 1,	December 31,	December 31,
	2006	2006	2006	2006	2006	2005
	Millions
Net sales	$2,678	$2,842	$2,809	$3,033	$11,362	$9,918
Cost of sales	2,112	2,196	2,192	2,397	8,897	7,874

Gross margin	566	646	617	636	2,465	2,044

Operating expenses and income
Selling and administrative expenses	268	294	291	300	1,153	1,003
Research and engineering expenses	82	80	81	78	321	278
Investee equity, royalty and other income	31	37	37	35	140	131
Other operating income (expenses), net	1	-	(4)	3	-	-

Operating earnings	248	309	278	296	1,131	894

Interest income	9	10	14	14	47	24
Interest expense	27	26	23	20	96	109
Other (expenses) income, net	(2)	6	4	(7)	1	(11)

Earnings before income taxes and minority interests	228	299	273	283	1,083	798

Provision for income taxes	85	67	92	80	324	216
Minority interests in earnings of consolidated subsidiaries	8	12	10	14	44	32

Net earnings	$135	$220	$171	$189	$715	$550

Note:
Amounts reclassified from "Selling and administrative expenses" to "Cost of sales"	$33	$26	$37	$34	$130	$142